HAGERTY Q4 2022 | 2 S T O C K H O L D E R L E T T E R Springing Forward T.S. Eliot said that April is the cruelest month. For many car lovers, these late winter and early spring days are difficult to bear. The days are getting longer and driving season is almost upon us. We know that miles of great roads lie just in front of us. And we are ready. Hagerty is in a similar transition period. We are proud of how we weathered 2022’s macroeconomic realities, delivering total revenue growth of 27%. But those realities also challenged us to evaluate our strategy and prioritize our investments so that we drive improved profitability in 2023. We intend to do that by focusing on the parts of the business that provide the most underlying value while also looking for ways to drive additional efficiencies. With this approach, we believe we will return to our historic levels of profitability while maintaining strong top line momentum through thoughtful investments. At the core of our competitive advantages is the long-standing strength of the Hagerty brand. We will continue to invest in that brand, our people, and our technology, but with an eye on fiscal discipline. This includes the actions taken during the fourth quarter to reduce our workforce and take a hard look at our overall cost structure as a managing general agency. As I have said before, we have a resilient business model but are not immune to the broader economy. For example, during the darkest moments of 2008 and 2009, we still were able to grow our written premiums in the 7-8% range. While this is lower than the mid-teens growth that we have targeted and delivered, we have since re-accelerated back to 15% growth in 2022 and compounded at 13% over the last decade. Resilience like this does not happen by accident. It is the product of long-term planning and an outstanding product delivered by a dedicated team of employees, whom we call One Team Hagerty. Because of them, our Net Promoter Score increased to a robust 83, double the industry average and proof that we are delivering every day on our promise to provide the very best member experience and a superior value proposition. Dear Hagerty Stockholders, Members and One Team Hagerty,

HAGERTY Q4 2022 | 3 Though Hagerty has been selling insurance since the 1980s, in many ways, we are just getting started. Currently, we insure roughly 2.2 million vehicles, and yet we are only scratching the surface of the addressable market that we serve with a 4.1% share of the more than 45 million vehicles in North America. This addressable market continues to grow, with 69 million people in the U.S. alone self-describing as “automotive enthusiasts,” and looking to acquire their first enthusiast vehicle. It is a robust opportunity and a highly fragmented market, meaning we are well positioned to lengthen our leadership position by finding new ways to serve our members. Yes, we will continue to sell insurance to more and more of these enthusiasts, but we also expect to see an ever-increasing percentage of our growth come from our broader ecosystem of automotive events, membership services and transactions that we offer and enable. The newest part of that ecosystem is our buy/ sell Marketplace, which aims to be a leading global trading platform in the collector car industry, differentiated by the quality of cars offered, the best advice based on research and data analytics, and exceptional client service. A key piece of this was our acquisition of Broad Arrow Group, a newly formed team of industry veterans with a track record of success in the live auction, private sale, and asset-lending space. The market seems to agree. By the end of the 2022 – in just five months – Broad Arrow tallied $86 million in vehicle sales. Earlier this year, we also launched digital auction sales through Marketplace. While still in test mode, we believe Marketplace – fueled by the trusted Hagerty name and new confidence-building features for buyers – will prove popular and allow us to capture a meaningful piece of the global transactional market for collectible vehicles, the value of which measures over one trillion dollars in vehicle value and billions of potential commissions. Since becoming a publicly listed company on the New York Stock Exchange in December of 2021, our share price, despite the typical ups and downs, has performed well against well- established indices, and even better against U.S. Auto Written Premium Annual Growth 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 —% 3% 5% 8% 10% 13% 15% 18% 20%

HAGERTY Q4 2022 | 4 newly listed companies. We believe this is indicative of the good things to come. It means our investors believe in the fundamentals of our business, our future growth potential, and our path to dramatically improved profitability. We have a detailed long-term strategy and a team that is committed to achieve our 2023 plans. We are building on our strengths and history and yet executing with agility to address the significant opportunity in the auto enthusiast world. They say the only constant in life is change. And that is certainly true of our uncertain spring weather here in Michigan, our home base, and the fits and starts of the global economy. However, we are fortunate to operate in a space where there is one constant, and that is the universal passion for cool cars and great drives with our loved ones. Our opportunity as a company, and as a movement, has never been greater. And while no one is immune to difficult times, agile companies adjust as necessary, reorient on the road ahead, and punch the accelerator. That is precisely what we intend to do in 2023. Keep on driving!   McKeel Hagerty CEO, Hagerty